        Exhibit 10.1

STONERIDGE, INC.
2025 LONG-TERM INCENTIVE PLAN
SPECIAL PHANTOM SHARE GRANT AGREEMENT
January 31, 2026
Stoneridge, Inc., an Ohio corporation (the “Company”), pursuant to the terms and conditions hereof, hereby grants to [[FIRSTNAME]] [[LASTNAME]] (“Grantee”) the right to receive an amount of cash equal to the value of [[SHARESGRANTED]] Common Shares, without par value, of the Company (the “Phantom Shares”). The grant of Phantom Shares (the “Award”), as embodied by this Agreement (the “Agreement”), is described below.
1.    The Phantom Shares are in all respects subject to the terms, conditions and provisions of this Agreement and Stoneridge, Inc. 2025 Long-Term Incentive Plan (the “Plan”).
2.    The Phantom Shares shall be phantom (notional) Common Shares of the Company. Subject to the satisfaction of the applicable criteria, a Phantom Share shall entitle Grantee to the right to an amount of cash equal to (i) the Fair Market Value of a Common Share as of the Vesting Date (as set forth in Section 3 below), plus (ii) any Dividend Equivalent Rights (“DERs”) relating to the Phantom Shares. Such amount in satisfaction of the vested Phantom Shares and related DERs shall be paid to Grantee in cash, less withholding obligations, as promptly as practical on or after January 31, 2027 (“Vesting Date”).
For purposes of this Agreement, DERs shall mean a contingent right, automatically granted in tandem with a Phantom Share, to the right to an amount in cash equal to the cash distributions made by the Company with respect to Common Shares during the period from January 31, 2026, through January 31, 2027, and subject to the same vesting conditions as the related Phantom Shares. The Company shall track DERs by providing to Grantee a credit under a bookkeeping account (without interest) equal to cash distributions made by the Company with respect to Common Shares at the respective time(s) such distributions are made to holders of Common Shares.
For purpose of this Agreement, “Fair Market Value” of a Common Share shall mean as of a given date (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Shares are not traded on an exchange but are quoted on NASDAQ or a successor quotation system, (A) the last sale price (if Common Shares are then listed as a National Market Issue under the NASD National Market System) or (B) if Common Shares are not then so listed, the mean between the closing representative bid and asked prices for Common Shares on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if Common Shares are not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for Common Shares, on the day previous to such date, as determined in good faith by the Compensation Committee of the Board of Directors (the “Committee”); or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith.
3.    The Phantom Shares may not be sold, transferred, pledged, assigned or otherwise encumbered, whether voluntarily, involuntarily or by operation of law, and, except in the cases described in Sections 3(a) – (d) below, will be forfeited to the Company on January 31, 2027 if the Grantee is not employed with the Company on the Vesting Date. If the Grantee is employed by the Company on the Vesting Date, the Phantom Shares shall vest and will no longer be subject to a substantial risk of forfeiture.
a)Retirement. In the case of retirement, and subject to the conditions in the next paragraph, the Phantom Shares granted shall not be forfeited because of the retirement but shall vest on the date of retirement and no longer be subject to a substantial risk of forfeiture.

Only a Grantee who (i) is 63 or older at the time of retirement, (ii) has provided written notice to the Committee of the intent to retire at least three (3) months prior to the retirement date, and (iii) has executed prior to retirement a customary one-year non-competition agreement, shall be permitted to vest Phantom Shares upon said retirement.
b)Death or Permanent Disability. In the case of the Grantee’s Death or Permanent Disability (as defined in the Plan), the Phantom Shares granted shall not be forfeited because of the Death or Permanent Disability but shall vest will vest on the date of Death or Permanent Disability in proportion to the number of months, including any partial month, elapsed in the vesting period divided by 12.

c)Change in Control. In the case of (i) a Change in Control of the Company (as defined in the Plan), and (ii) within 24 months of such Change in Control the Grantee is terminated other than for cause, the Phantom Shares shall not be forfeited because of the Change in Control and termination but shall vest and no longer be subject to a substantial risk of forfeiture on the date of said termination.

d)Termination Without Cause. In the case of the termination of Grantee’s employment by the Company “without cause” (as defined in the next Sections 3(d)(1)-(2)) the Phantom Shares shall not be forfeited because of the termination but shall vest in proportion to the number of months, including any partial month, elapsed in the vesting period divided by 12.

1)Termination shall be deemed to be “without cause” unless the Board of Directors of the Company, or its management designee, in good faith determines that termination is because of any one or more of the following, in which case such termination shall be deemed to be “for cause”:
The Grantee’s:
(i)    fraud;
(ii)    misappropriation of funds from the Company;
(iii)    commission of a felony or of an act or series of acts which result in material injury to the business reputation of the Company;
(iv)    commission of a crime or act or series of acts involving moral turpitude;

(v)    commission of an act or series of repeated acts of dishonesty that are materially inimical to the best interests of the Company;
(vi)    willful and repeated failure to perform Grantee’s duties, which failure has not been cured within fifteen (15) days after the Company gives notice thereof to the Grantee;
(vii)    material breach of any material provision of an employment agreement, if any, which breach has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee; or
(viii)    failure to carry out the reasonable directions or instructions of the Grantee’s superiors, provided the directions or instructions are consistent with the duties of the Grantee’s office, which failure has not been cured in all substantial respects within ten (10) days after the Company gives notice thereof to the Grantee.
Provided, however, the Company’s obligation to provide notice and an opportunity to cure, pursuant to subsections 3(d)(vi) – (viii) above, shall only apply to the Grantee’s first breach, first failure to perform, or first failure to follow directions, as the case may be, of the nature giving rise to the right of the Company to provide notice thereof.
2)In addition, termination shall be deemed to be “without cause” if the Grantee voluntarily terminates Grantee’s employment with the Company, and such termination if:

(i)the Company reduces the Grantee’s title, responsibilities, power or authority in comparison with Grantee’s title, responsibilities, power or authority on the date hereof;

(ii)the Company assigns the Grantee duties which are inconsistent with the duties assigned to the Grantee on the date hereof and which duties the Company persists in assigning to the Grantee despite the prior written objection of the Grantee; or

(iii)the Company reduces the Grantee’s annual base compensation (unless such decrease is proportionate with a decrease in the base compensation of the officers of the Company as a group), or materially reduces Grantee’s group health, life, disability or other insurance programs, Grantee’s pension, retirement or profit-sharing benefits or any benefits provided by the Company, or excludes Grantee from any plan, program or arrangement, including but not limited to bonus or incentive plans.
5.    Upon any change in the number or kind of outstanding Common Shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Common Shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of Phantom

Shares subject to this Agreement as it considers appropriate for the protection of the Company and of the Grantee.
6.    No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Phantom Shares granted hereunder, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to that amount. The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company and its subsidiaries and affiliates may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to the Grantee.
    7.    Nothing in this Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company. Nothing contained in this Agreement shall limit whatever right the Company might otherwise have to terminate the employment of the Grantee.
8.    The laws of the State of Ohio govern this Agreement, the Plan and the Phantom Shares granted hereby.
9.    This Agreement shall be binding upon Grantee, Grantee’s legal representatives, heirs, delegates and distributes, and upon the Company, its successors and assigns.
10.    Nothing in this Agreement shall affect the right of the Company (or any subsidiary thereof) to terminate the employment of the Grantee at any time for any, or no, reason, or confer upon Grantee the right to continued employment with the Company (or any subsidiary thereof).
IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the 31st day of January, 2026.
STONERIDGE, INC.

By /s/ James Zizelman
    James Zizelman
The foregoing is hereby accepted.

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